Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Collective Brands, Inc. (the “Company”) on Form 10-Q for the period ending July 28, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas G. Boessen, Division Senior Vice President—Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 31, 2012

/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President -
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)